UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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RMG NETWORKS HOLDING CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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EXPLANATORY NOTE

The purpose of this Schedule 14A is to file a press release issued by RMG Networks Holding Corporation (the “Company”) on March 20, 2014, announcing an extension of the offering period for its previously-announced exchange offer for its outstanding warrants and the waiver of the condition to the exchange offer that at least 65% of the Company’s outstanding public warrants be tendered in the exchange offer.

RMG NETWORKS ANNOUNCES EXTENSION OF EXPIRATION DATE AND WAIVER
OF MINIMUM TENDER CONDITION FOR ITS WARRANT EXCHANGE OFFER

DALLAS, TX -- (Marketwired) – 3/20/2014 -- RMG Networks Holding Corporation, or RMG Networks (NASDAQ: RMGN), a leading provider of technology-driven video advertising and visual communications solutions, today announced the extension of the offering period for its previously announced exchange offer for its 13,066,666 outstanding warrants. The Offer has been extended until 11:59 p.m. Eastern Time on Wednesday, March 26, 2014. The Company also announced that it has elected to waive the condition to the offer that at least 65% of the outstanding public warrants be tendered in the offer.

The offer was previously scheduled to expire at 5:00 p.m., New York City time, on March 19, 2014.   Tenders of the Warrants must be made prior to the expiration of the offer and may be withdrawn at any time prior to the expiration of the offer. As of 5:00 p.m. Eastern Time on March 19, 2014, 3,494,015 warrants had been tendered and not properly withdrawn pursuant to the exchange offer, which represented approximately 44% of the 8,000,000 outstanding public warrants (and approximately 27% of the total number of outstanding warrants, including 5,066,666 sponsor warrants).

The terms and conditions of the offer and the consent solicitation are set forth in the Offer Letter and Consent Solicitation, the Letter of Transmittal and the other related offering materials that have been distributed to the holders of the warrants. Except as described herein, other terms of the offer remain unchanged.  No further action is required to be taken by holders who have already tendered warrants in the offer.

A copy of the offering materials for the Warrant Exchange and Consent Solicitation offer may be obtained from Morrow & Co, LLC, the information agent for the offer. Please contact the information agent with any questions regarding the offer at (800) 662-5200 or rmgn.info@morrowco.com.

No Offer or Solicitation

This announcement is for informational purposes only and does not constitute an offer to purchase nor a solicitation of an offer to tender any Warrants. The solicitation of offers to tender Warrants in exchange for shares has been made pursuant to the Second Amended and Restated Offer Letter and Consent Solicitation filed with the Securities and Exchange Commission (“SEC”) on February 18, 2014, as it may be amended or supplemented, the related Letter of Transmittal and other related documents that RMG Networks is sending to its warrant holders.

Important Additional Information Has Been and Will Be Filed with the SEC

This press release and the description contained herein are for informational purposes only and are not an offer to purchase or a solicitation of an offer to sell securities of the Company. The offer to exchange common stock for public warrants referenced in this press release has been made pursuant to a Tender Offer Statement on Schedule TO, as amended, which includes the Second Amended and Restated Offer Letter and Consent Solicitation and other important information (the “Tender Offer Statement”), that RMG Networks filed with the Securities and Exchange Commission. The Offer Letter and Consent Solicitation has been mailed to warrant holders of record (including holders of the Company’s units) and will also be made available for distribution to beneficial owners of warrants and units of the Company. The solicitation of offers to exchange warrants for shares of the Company’s common stock will only be made pursuant to the Offer Letter. Warrant holders are advised to read the Offer Letter and the other information included in the Tender Offer Statement, as they will contain important information about the exchange offer and proposed warrant exchange. Security holders can obtain these documents when they are filed and become available free of charge from the SEC’s website at www.sec.gov. In addition, copies of these documents and other filings containing information about the Company may be obtained, if and when available, without charge, by directing a request to Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902, or by calling 800-662-5200.

ABOUT RMG NETWORKS

RMG Networks (NASDAQ: RMGN) helps brands and organizations communicate more effectively using location-based video networks.  The company connects brands with target audiences using video advertising networks comprised of over 200,000 display screens, reaching over 100 million consumers each month. The company also builds enterprise video networks that empower organizations to visualize critical data to better run their business.  RMG Networks works with over 70% of the Fortune 100.  The company is headquartered in Dallas, Texas with offices in the United States, United Kingdom, China, India, Singapore, Brazil and the U.A.E. For more information, visit http://www.rmgnetworks.com.

FORWARD LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: the company's success in retaining or recruiting, or changes required in, its management and other key personnel; the limited liquidity and trading volume of the company's securities; Reach Media Group's ("RMG") history of incurring significant net losses and limited operating history; the competitive environment in the advertising markets in which the company operates; the risk that any projections, including earnings, revenues, margins or any other financial items are not realized; changing legislation and regulatory environments; business development activities, including the company's ability to contract with, and retain, customers on attractive terms; the general volatility of the market price of the company's common stock; risks and costs associated with regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act); and general economic conditions.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contact:
For RMG Networks Holding Corporation

Information Agent for Exchange Offer

Morrow & Co, LLC

(800) 662-5200

rmgn.info@morrowco.com

Investor Relations
LHA
Carolyn M. Capaccio
(212) 838-3777
ir@rmgnetworks.com

Media
TallGrass Public Relations
Shawn Roberts
(415) 305-6456
shawn.roberts@tallgrasspr.com

Source: RMG Networks

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